UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 2, 2012

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

32 Journey, #250, Aliso Viejo, CA 92656

(Address of principal executive offices)

(former name or former address, if changed since last report)

(888) 766-8311

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 2, 2012, Premier Holding Corp. (the “Company”) appointed Frank Schulte as a Board Member and the Board elected him to serve as the Executive Chairman of the Board for the Company. Previously, the Company’s wholly-owned subsidiary, WEPOWER Ecolutions, Inc. entered a Consulting Agreement with MTF GmbH & Co. KG to obtain consulting services that are being performed by Mr. Schulte. The Consulting Agreement commenced March 5, 2012 and has a three year term.

Mr. Frank Schulte, age 52, is a 25-year seasoned expert in solar PV power plant development, finance, sales, operations and management. Frank was the co-founder and managing partner at Voltaic Network GmbH, Berlin, Germany, specializing in development, finance, operations, management and PE investment into 5 MWp PV solar power plant in Czech Republic from 2010 to present. Previously, Frank was a consultant to the executive board at GeoSol GmbH, Berlin, Germany, which operates PV power plants in Germany, Spain, Italy, Czech Republic, 60 employees and experience of more than 60 MWp solar power parks; 2007-2008. Former General Manager at JÜPO GmbH, Aachen, Germany, which is a manufacturer of logistics components and automotive supplier, 380 employees in Germany and Czech Republic; 2002-2007. Mr. Schulte was the Managing Director of Sales at Shell Solar, Hamburg, Germany, and business development Europe at Shell Solar International, Amsterdam, Netherlands, Manufacturing and sales of solar PV power systems from 1999 to 2001. In 1999, Mr. Schulte sold 100% of the Common Shares of SOTECH GmbH to Shell AG. Mr. Schulte was the Founder, General Manager and Majority Shareholder of SOTECH GmbH, Düsseldorf / Aachen, Germany. SOTECH became the wholesale dealer for BP Solar and Siemens Solar in Germany and nation-wide EPC for turn-key photovoltaic power systems from 1988 to 1999. Mr. Schulte was with the Department of Production Engineering RWTH Aachen University in Research and as academic staff from 1987 to 1988. Mr. Schulte's Educational background: University of Rochester, NY, USA, and Universiteit Nyenrode, Netherlands, Master of Business Administration, 2002. Dual-Degree Executive MBA program. Received Honor as a life-time member in Beta Gamma Sigma. RWTH Aachen University, Germany, Diplom-Ingenieur in 1986 after 5-years running studies at the Faculty of Mechanical Engineering. Mr. Schulte's languages include German, English and Dutch.

During the past ten years, Frank Schulte has not been involved in any legal proceedings that are material to an evaluation of her ability or integrity under Item 401(f) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Kevin B. Donovan
Kevin B. Donovan
Chief Executive Officer and President
Date: May 7, 2012